Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, of our report dated February 21, 2013, with respect to the consolidated financial statements of EQT Midstream Partners, LP, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 21, 2013